CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report on Dreyfus Premier Emerging Markets Fund dated July 11, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-58248 and 811-7502) of Dreyfus International Funds, Inc.






                                         ERNST & YOUNG LLP


 New York, New York
 September 22, 2003